UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 14, 2023

Maximus, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-12997				54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)				(I.R.S. Employer Identification No.)

1600 Tysons Boulevard	McLean	,	VA		22102
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including the area code			(703)	251-8500

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On March 15, 2023, Maximus, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) disclosing the results of the Company’s Annual Meeting of Shareholders held on March 14, 2023, including that shareholders voted to approve, on a non-binding advisory basis, that future advisory votes on the compensation of the Company’s named executive officers be held on an annual basis.

This Form 8-K/A amends the Original Report to disclose that in light of the outcome of the shareholder vote and other relevant factors, the Company has determined that it will conduct future advisory votes on the compensation of its named executive officers on an annual basis. This policy will remain in effect until the next shareholder vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, expected to occur at the Company’s 2029 annual meeting of shareholders, unless the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maximus, Inc.
(Registrant)

Date: May 11, 2023	/s/ David R. Francis
David R. Francis
General Counsel and Secretary

2